                                                                    Exhibit 12.1

                           PSYCHIATRIC SOLUTIONS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)
                             (Dollars in thousands)

                                                          YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                        2004        2003        2002          2001         2000 (a)
                                       -------     -------     -------     ----------   -------------
Earnings:
Income from continuing operations
before income taxes                    $27,452     $ 9,041     $ 4,677     $      990   $        (528)
Fixed charges                           21,219      15,792       5,782          2,742           1,817
                                       -------     -------     -------     ----------   -------------
                                       $48,671     $24,833     $10,459     $    3,732   $       1,289
                                       =======     =======     =======     ==========   =============
Fixed charges:
Interest expense                       $18,964     $14,781     $ 5,564     $    2,660   $       1,723
Interest portion of rental expense       2,255       1,011         218             82              94
                                       -------     -------     -------     ----------   -------------
                                       $21,219     $15,792     $ 5,782     $    2,742   $       1,817
                                       =======     =======     =======     ==========   =============

Ratio of earnings to fixed charges        2.29        1.57        1.81           1.36               -
                                       =======     =======     =======     ==========   =============

(a) Our earnings were insufficient to cover our fixed charges by $528 for the year ended December 31, 2000.